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Exhibit 32.1

Certifications of Chief Executive Officer and Chief Financial Officer
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

        Pursuant to 18 U.S.C. §1350, the undersigned Chief Executive Officer of Southwest Water Company (the "Company"), hereby certifies, to such officer's knowledge, that the accompanying Annual Report of Form 10-K of the Company for the year ended December 31, 2003 (the "Report") fully complies with the requirements of Section 13(a) of 15(d) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 15, 2004	/s/ ANTON C. GARNIER Anton C. Garnier Chief Executive Officer

        Pursuant to 18 U.S.C. §1350, the undersigned Chief Financial Officer of Southwest Water Company (the "Company"), hereby certifies, to such officer's knowledge, that the accompanying Annual Report of Form 10-K of the Company for the year ended December 31, 2003 (the "Report") fully complies with the requirements of Section 13(a) of 15(d) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 15, 2004	/s/ RICHARD J. SHIELDS Richard J. Shields Chief Financial Officer

        The foregoing certifications are being furnished solely to accompany the Report pursuant to 18 U.S.C. §1350, and are not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

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Certifications of Chief Executive Officer and Chief Financial Officer Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002